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Exhibit 3.1

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MERISANT WORLDWIDE, INC.

        MERISANT WORLDWIDE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

        1.     The name of the Corporation is Merisant Worldwide, Inc. The name under which the Corporation was originally incorporated in Delaware is Tabletop Holdings, Inc., pursuant to an original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 26, 2000.

        2.     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), the Certificate of Incorporation, as amended, of the Corporation is hereby amended and restated to read in its entirety as follows:

        FIRST:    The name of the Corporation is Merisant Worldwide, Inc.

        SECOND:    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

        FOURTH:    The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 400,000,000 shares, consisting of 150,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), 200,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and 50,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock").

        (A)  Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (1)   The designation of the series, which may be by distinguishing number, letter or title;

          (2)   The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

          (3)   Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

          (4)   The dates at which dividends, if any, shall be payable;

          (5)   The redemption rights and price or prices, if any, for shares of the series;

          (6)   The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

          (7)   The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (8)   Whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or of such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

          (9)   Restrictions on the issuance of shares of the same series or of any other class or series;

          (10) The voting rights, if any, of the holders of shares of the series; and

          (11) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

        (B)  Common Stock. The following is a statement of the powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock:

        (1)   Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of each class of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions, provided further, that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on each class of Common Stock and the dividend payable in shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of Class B Common Stock.

        (2)   Voting Rights. Except as otherwise provided by law, by this Certificate of Incorporation or any amendments hereto or in a Preferred Stock Designation, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificated of Incorporation or the By-laws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At every meeting of the stockholders of the Corporation every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name in the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders; provided that, as long as Tabletop Holdings, LLC, together with its affiliates (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1943, as amended (the "Exchange Act")) (collectively, the "Financial Investor"), is the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 5% or more of the aggregate outstanding shares of Common Stock on a fully-diluted basis, the holders of the Class B Common Stock shall be entitled to elect two directors to the Board of Directors.

        (3)   Liquidation or Dissolution. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment, or setting apart for payment, in full of the amounts required to be paid to the holders of Preferred Stock, if any, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (3), unless otherwise provided with respect to any series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.

        (C)  Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its capital stock is registered on the stock transfer books of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

        (D)  Recapitalization. Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each share of common stock, par value $0.01 per share, of the Corporation held of record as of the Effective Time or held in the Corporation's treasury as of the Effective Time shall be automatically reclassified and converted, without further action on the part of the holder thereof, into shares of Class B Common Stock. No fractional share of Class B Common Stock shall be issued to any holder upon such reclassification and conversion. From and after the Effective Time, such holder shall have no further interest as a stockholder in respect of any such fractional share and, in lieu of receiving such fractional share, shall be entitled to receive an amount in cash equal to the value of such fractional share based on the initial public offering price allocated to each share of Class A Common Stock, without interest. Such payment of cash in lieu of the fractional share shall be made promptly after the closing of the initial public offering of the Corporation (the "IPO").

        Nothing contained in this paragraph (D) is intended to amend or modify paragraphs (A) or (B) above.

        FIFTH:    By-Laws; Accounts and Books. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

          (1)   to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws may also be adopted, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class; and

          (2)   from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts, books and documents of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

        For purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        SIXTH:    (A)    Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

        (B)  Special Meetings of Stockholders. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors or by the Chairman of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the Corporation's notice of meeting.

        (C)  No Stockholder Action by Written Consent. Subject to the rights of the holder of Class B Common Stock to elect directors under the circumstances specified in Section (B)(2) of Article Fourth above, and subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

        SEVENTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        EIGHTH:    (A)    Indemnification. The Corporation shall indemnify to the fullest extent permitted under the DGCL any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving (or who has agreed to serve) at the request of the Corporation as a director, officer, employee or agent of or in any other capacity with respect to another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        (B)  Expenses. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (1) in the case of any action, suit or proceeding against a director or officer of the Corporation, shall be paid by the Corporation or (2) in the case of any action, suit or proceeding against an employee or agent of the Corporation may, as authorized by the Board of Directors, be paid by the Corporation, in each case in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article Eighth.

        (C)  Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Eighth with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        (D)  Not Exclusive. The indemnification and other rights set forth in this Article Eighth shall not be exclusive of any provisions with respect thereto in the By-Laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation or any person who is or was serving (or who has agreed to serve) at the request of the Corporation as a director, officer, employee or agent of or in any other capacity with respect to another corporation, partnership, limited liability company, joint venture, trust or other enterprise. The Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided by this Article Eighth.

        (E)  No Reduction. Neither the amendment nor repeal of this Article Eighth nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article Eighth shall eliminate or reduce the benefits of Article Eighth in respect of any act or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such act or omission which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article Eighth if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

        NINTH:    (A) Number of Directors. The number of directors from time to time shall be fixed by, or determined in the manner provided by the By-laws of the Corporation and may not exceed 11. Subject to the rights of holders of any series of Preferred Stock and subject to the rights of the holders of Class B Common Stock to elect two directors to the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from the vacating of any director's seat due to death, resignation, retirement, disqualification, removal from office or other cause shall be filled with a candidate approved by the majority vote of the remaining directors then in office, even if less than a quorum (and not by stockholders). Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

        (B)  Ballots Not Required. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

        TENTH:    Stockholders shall not be entitled to cumulative voting rights for the election of directors.

        ELEVENTH:    Notwithstanding any provisions of this Certificate of Incorporation to the contrary, Section (A) of Article Fifth, Sections (B) and (C) of Article Sixth, Article Seventh, Section (A) of Article Ninth and this Article Eleventh shall not be amended or repealed and no provision inconsistent therewith or herewith shall be adopted without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding Voting Stock, voting together as a single class.

        TWELFTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation which restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted by written consent of the majority shareholder in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been executed by an authorized officer of the Corporation this    day of                , 2004.

MERISANT WORLDWIDE, INC.

Name:
Title:

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FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MERISANT WORLDWIDE, INC.